NON-ENFORCEMENT OF PATENT RIGHTS


     This Non-enforcement of Patent Rights is entered into on this 15th day of March, 1995 by New England Medical Center Hospitals, Inc., 171 Harrison Avenue, Boston, Massachusetts 02111 ("NEMC"), Trustees of Tufts College, Tufts University School of Medicine, 136 Harrison Avenue, Boston, Massachusetts 02111 ("TUFTS"), Massachusetts Institute of Technology, 77 Massachusetts Avenue, Cambridge, Massachusetts 02_39 ("MIT") and Wellesley College, Wellesley, Massachusetts 02181 ("WELLS") (NEMC, TUFTS, MIT and WELLS are collectively referred to herein as the "Institutions"), in favor of R & D Systems, Inc., 614 McKinley Place, N.E., Minneapolis, Minnesota 55413 ("R&D");

                           WITNESSETH:

     WHEREAS the Institutions are parties to that certain License Agreement dated December 1, 1983 with Cistron Biotechnology, Inc., Box 3004, 10 Bloomfield Avenue, Pine Brook, New Jersey 07058 ("Cistron") pursuant to which the Institutions granted rights to Cistron to manufacture and sell interleukin-1 beta ("IL-1b") gene fragments, proteins and products utilizing such gene fragments and proteins (the "License Agreement"); and

     WHEREAS Cistron has recently made a claim against R&D that R&D's manufacture and sale of the mature interleukin-1 beta ("IL-1b") gene fragments, proteins and the supply of its IL-1b protein as a standard in its IL-1b assay kits (collectively, the "Products"), infringes the patents licensed to Cistron (the "Patents") under the License Agreement; and

        WHEREAS, Cistron and R&D have reached a settlement of the claims made by Cistron against R&D, without any admission of liability, and intend to enter into a License and Supply Agreement (the "Supply Agreement"); and

     WHEREAS, R&D has indicated its unwillingness to enter into the Supply Agreement without the execution of this Agreement by the Institutions;

     NOW THEREFORE, in consideration of the rights, obligations and premises set forth in the Supply Agreement the Institutions, intending to be bound thereby, agree as follows:

     Upon payment in full by R&D to Cistron of the license fee specified under paragraph 2.3 of the Supply Agreement, the Institutions, for themselves and their successors and assigns, agree absolutely and unconditionally not to enforce any of the Patent rights against R&D, its parent corporation, subsidiary or affiliate corporations, successors and assigns relating to R&D's manufacture and sale of the Products on or before the Effective Date of the Supply Agreement. However, nothing contained herein shall be construed as
(a) granting or implying any right to R&D under any existing or future letters patent covering the PRECURSOR KIT or IL-1b PROTEIN (as such terms are defined in the Supply Agreement) other than those rights specifically granted in the Supply Agreement or (b) implying, by estoppel, any agreement by the Institutions not to enforce their rights under the Patents for any potential future infringement of the Patents by R&D.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Each of the Institutions has caused this Release to be executed in a manner appropriate to each to be effective as of the date set forth above.

                                   NEW ENGLAND MEDICAL CENTER
                                   HOSPITALS, INC.


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                                     Its


                                   TRUSTEES OF TUFTS COLLEGE


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                                   MASSACHUSETTS INSTITUTE OF
                                   TECHNOLOGY


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                                   WELLESLEY COLLEGE


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                                     Its